Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-262105 and 333-270729 on Form S-3 and Registration Statement Nos. 333-262582, 333-270730, 333-286527 and 333-288047 on Form S-8 of our report dated March 16, 2026, relating to the financial statements of BuzzFeed, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York
March 16, 2026